Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT - CORPORATION

for

FNBH BANCORP, INC.

ID NUMBER: 432207

received by facsimile transmission on September 30, 2011 is hereby endorsed Filed on September 30, 2011 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Effective Date: October 3, 2011

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 30TH day of September, 2011.

Director

Bureau of Commercial Services

BCS/CD-515 (Rev. 03/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name		
KIMBERLY A. BABER		
Address		
P.O. BOX 352		
City	State	Zip Code
GRAND RAPIDS	MI	49501-0352

EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: FNBH BANCORP, INC.

2. The identification number assigned by the Bureau is: 432207

3. Article III of the Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE III

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 7,030,000 shares, of which 7,000,000 shares shall be common stock, without par value, and 30,000 shares shall be preferred stock, without par value.

Effective at the close of business on October 3, 2011 (the "Effective Time"), the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and reclassified into a smaller number of shares such that each seven (7) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be and are reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued. The Company will round up fractional shares to the nearest whole share.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified pursuant to the preceding paragraph.

BCS/CD-515 (Rev. 03/11)

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the _______ day of _______, ___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _______ day of _______, ____

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the 22nd day of September, 2011, by the: (check one of the following)

☒ shareholders at a meeting in accordance with Section 611(3) of the Act.

☐ written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐ written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐ board of a profit corporation pursuant to section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 30th day of Sept., 2011

By Mark Huber
(Signature of an authorized officer or agent)

Mark Huber
(Type or Print Name)

4367813/1